Exhibit 99.1

PRESS RELEASE

Blackbaud Announces 2024 First Quarter Results
Company Shows Continued Strong Progress on Five-Point Operating Plan; Blackbaud Repurchases Approximately 5.5% of Outstanding Common Stock in the First Quarter
Charleston, S.C. (April 30, 2024) - Blackbaud (NASDAQ: BLKB), the leading provider of software for powering social impact, today announced financial results for its first quarter ended March 31, 2024.

"We continue to execute our strategic initiatives to drive long-term profitable growth," said Mike Gianoni, president, CEO and vice chairman of the board, Blackbaud. "The first quarter was another period of continuous improvement across the business. Financially, we grew the top line, while making substantial progress in our profitability and returning capital through stock repurchases. Blackbaud is a much stronger company than it was just one year ago and remains the clear market leader in the social impact software market. We believe that we are well positioned for the future and are confident in our ability to achieve the Rule of 40 for the full year."
First Quarter 2024 Results Compared to First Quarter 2023 Results:
•GAAP total revenue was $279.3 million, up 6.7%, with $271.5 million in GAAP recurring revenue, up 7.4%. GAAP recurring revenue was 97% of total revenue.
•Non-GAAP organic recurring revenue increased 7.4%.
•GAAP income from operations was $10.7 million, inclusive of security incident-related costs of $10.3 million, with GAAP operating margin of 3.8%, an increase of 760 basis points.
•Non-GAAP income from operations was $72.4 million, with non-GAAP operating margin of 25.9%, an increase of 430 basis points.
•GAAP net income was $5.2 million, with GAAP diluted earnings per share of $0.10, up $0.38 per share.
•Non-GAAP net income was $49.5 million, with non-GAAP diluted earnings per share of $0.93, up $0.21 per share.
•Non-GAAP adjusted EBITDA was $88.9 million, up $17.6 million, with non-GAAP adjusted EBITDA margin of 31.8%, an increase of 460 basis points.
•GAAP net cash provided by operating activities was $64.6 million, inclusive of security incident-related payments of $2.0 million. GAAP net cash provided by operating activities increased $42.8 million and GAAP operating cash flow margin was 23.1%, an increase of 1,480 basis points.
•Non-GAAP free cash flow was $51.3 million, inclusive of security incident-related payments of $2.0 million. Non-GAAP free cash flow increased $44.8 million and non-GAAP free cash flow margin was 18.4%, an increase of 1,590 basis points.
•Non-GAAP adjusted free cash flow was $53.3 million, an increase of $37.6 million, with non-GAAP adjusted free cash flow margin of 19.1%, an increase of 1,310 basis points.
"Our business has undergone a significant transformation over the past year, and our five-point operating plan has enabled us to accelerate revenue growth, while dramatically improving our profitability," said Tony Boor, executive vice president and CFO, Blackbaud. "In the first quarter, total revenue grew 6.7% with Social Sector revenue growth approaching 9%. The company generated $89 million of non-GAAP adjusted EBITDA in the quarter, representing a 31.8% margin and 25% growth year over year. We also made significant progress toward our stated goal of repurchasing 7% to 10% of outstanding stock in 2024, with approximately 3 million shares repurchased in the first quarter. We remain confident in our ability to deliver long-term profitable growth and shareholder value."

PRESS RELEASE
An explanation of all non-GAAP financial measures referenced in this press release, including the Rule of 40, is included below under the heading "Non-GAAP Financial Measures." A reconciliation of the company's non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.
Recent Company Highlights
•As part of the company’s previously announced $500 million share repurchase authorization, Blackbaud announced its intent to repurchase 7% to 10% of the company’s common stock through the end of 2024 and repurchased approximately 5.5% toward that goal in the first quarter.
•The company announced a major wave of all-new innovation and powerful enhancements coming to its industry-leading fundraising software, Blackbaud Raiser’s Edge NXT®—including new fundraising AI tools, a reimagined user experience and more. In addition, Blackbaud announced the general availability of its new Optimized Donation Forms for U.S. Raiser’s Edge NXT customers in February, enabling social impact organizations to improve their conversion rates and raise more.
•On April 30, 2024, Blackbaud entered into a 5-year $1.5 billion credit facility that amended and extended its existing credit facility.
•At this year’s London Marathon, runners raised more than $50 million for charity on Blackbaud’s JustGiving® platform—14% more than last year—supporting over 1,700 nonprofits.
•Marking four years as a remote-first workforce, Blackbaud shared the success the company and its employees have seen, from employee satisfaction, to greater access to talent and increased efficiency.
•Blackbaud named Chris Lindner Chief Information Officer to oversee the strategic direction and delivery of the company’s global IT infrastructure. Lindner brings more than 30 years of IT experience in the financial services, SaaS, e-commerce, and supply chain industries.
•Blackbaud’s board of directors unanimously voted to terminate the company’s stockholder rights plan, effective as of the close of business on March 18, 2024.
Visit www.blackbaud.com/newsroom for more information about Blackbaud’s recent highlights.
Financial Outlook
Blackbaud today updated its 2024 full year financial guidance to reflect two specific transactions from the first quarter: 1) the divestiture of EVERFI's nonrecurring creative services business and 2) recent stock repurchase activity:
•Non-GAAP revenue of $1.164 billion to $1.194 billion
•Non-GAAP adjusted EBITDA margin of 32.5% to 33.5%
•Non-GAAP earnings per share of $4.12 to $4.38
•Non-GAAP adjusted free cash flow of $254 million to $274 million
Included in its 2024 full year financial guidance are the following updated assumptions:
•Non-GAAP annualized effective tax rate is expected to be approximately 24.5%
•Interest expense for the year is expected to be approximately $48 million to $52 million
•Fully diluted shares for the year are expected to be approximately 52.0 million to 53.0 million
•Capital expenditures for the year are expected to be approximately $65 million to $75 million, including approximately $60 million to $70 million of capitalized software and content development costs
Blackbaud has not reconciled forward-looking full-year non-GAAP financial measures contained in this news release to their most directly comparable GAAP measures, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K. Such reconciliations would require unreasonable efforts at this time to estimate and quantify with a reasonable

PRESS RELEASE
degree of certainty various necessary GAAP components, including for example those related to compensation, acquisition transactions and integration, tax items or others that may arise during the year. These components and other factors could materially impact the amount of the future directly comparable GAAP measures, which may differ significantly from their non-GAAP counterparts.
In order to provide a meaningful basis for comparison, Blackbaud uses non-GAAP adjusted free cash flow in analyzing its operating performance. Non-GAAP adjusted free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software and content development, capital expenditures for property and equipment, plus cash outflows related to the previously disclosed Security Incident discovered in May 2020 (the "Security Incident"). Total costs related to the Security Incident exceeded the limit of our insurance coverage during the first quarter of 2022. For full year 2024, Blackbaud currently expects net cash outlays of $8 million to $13 million for ongoing legal fees related to the Security Incident. In line with the company's policy, all associated costs due to third-party service providers and consultants, including legal fees, are expensed as incurred. Please refer to the section below titled "Non-GAAP Financial Measures" for more information on Blackbaud's use of non-GAAP financial measures.
Stock Repurchase Program
As of March 31, 2024, Blackbaud had approximately $259.7 million remaining under its approved common stock repurchase program that was authorized in January 2024.
Conference Call Details
What:    Blackbaud's 2024 First Quarter Conference Call
When:    May 1, 2024
Time:     8:00 a.m. (Eastern Time)
Live Call:     1-877-407-3088 (US/Canada)
Webcast:    Blackbaud's Investor Relations Webpage
About Blackbaud
Blackbaud (NASDAQ: BLKB) is the leading software provider exclusively dedicated to powering social impact. Serving the nonprofit and education sectors, companies committed to social responsibility and individual change makers, Blackbaud's essential software is built to accelerate impact in fundraising, nonprofit financial management, digital giving, grantmaking, corporate social responsibility and education management. With millions of users and over $100 billion raised, granted or managed through Blackbaud platforms every year, Blackbaud's solutions are unleashing the potential of the people and organizations who change the world. Blackbaud has been named to Newsweek’s list of America’s Most Responsible Companies, Quartz’s list of Best Companies for Remote Workers and Forbes’ list of America’s Best Employers. A remote-first company, Blackbaud has operations in the United States, Australia, Canada, Costa Rica and the United Kingdom, supporting users in 100+ countries. Learn more at www.blackbaud.com, or follow us on X/Twitter, LinkedIn, Instagram, and Facebook.

Investor Contact
IR@blackbaud.com

Media Contact
media@blackbaud.com

PRESS RELEASE
Forward-Looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the predictability of our financial condition and results of operations. These statements involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: management of integration of acquired companies; uncertainty regarding increased business and renewals from existing customers; a shifting revenue mix that may impact gross margin; continued success in sales growth; cybersecurity and data protection risks and related liabilities; potential litigation involving us; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud's investor relations department. Blackbaud assumes no obligation and does not intend to update these forward-looking statements, except as required by law.
Trademarks
All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.
Non-GAAP Financial Measures
Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. Blackbaud uses non-GAAP financial measures internally in analyzing its operational performance. Accordingly, Blackbaud believes these non-GAAP measures are useful to investors, as a supplement to GAAP measures, in evaluating its ongoing operational performance and trends and in comparing its financial results from period-to-period with other companies in Blackbaud's industry, many of which present similar non-GAAP financial measures to investors. However, these non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies.
The non-GAAP financial measures discussed above exclude the impact of certain transactions that Blackbaud believes are not directly related to its operating performance in any particular period, but are for its long-term benefit over multiple periods. Blackbaud believes these non-GAAP financial measures reflect its ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in its business.
While Blackbaud believes these non-GAAP measures provide useful supplemental information, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliations of these non-GAAP measures to their most directly comparable GAAP financial measures.
As previously disclosed, beginning in 2024, we apply a non-GAAP effective tax rate of 24.5% when calculating non-GAAP net income and non-GAAP diluted earnings per share. The non-GAAP tax rate utilized in future periods will be reviewed annually to determine whether it remains appropriate in consideration of our financial results including our periodic effective tax rate calculated in accordance with GAAP, our operating environment and related tax legislation in effect and other factors deemed necessary. All first quarter 2023 measures of non-GAAP net income and non-GAAP diluted earnings per share included in this news release are calculated under Blackbaud's historical non-GAAP effective tax rate of 20.0%.

PRESS RELEASE
Non-GAAP free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software and content development, and capital expenditures for property and equipment. In addition, and in order to provide a meaningful basis for comparison, Blackbaud also uses non-GAAP adjusted free cash flow in analyzing its operating performance. Non-GAAP adjusted free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software and content development, and capital expenditures for property and equipment, plus cash outflows related to the Security Incident. Blackbaud believes non-GAAP free cash flow and non-GAAP adjusted free cash flow provide useful measures of the company's operating performance. Non-GAAP free cash flow and Non-GAAP adjusted free cash flow are not intended to represent and should not be viewed as the amount of residual cash flow available for discretionary expenditures.
In addition, Blackbaud uses non-GAAP organic revenue growth, non-GAAP organic revenue growth on a constant currency basis, non-GAAP organic recurring revenue growth and non-GAAP organic recurring revenue growth on a constant currency basis, in analyzing its operating performance. Blackbaud believes that these non-GAAP measures are useful to investors, as a supplement to GAAP measures, for evaluating the periodic growth of its business on a consistent basis. Each of these measures excludes incremental acquisition-related revenue attributable to companies acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, each of these measures reflects presentation of full-year incremental non-GAAP revenue derived from such companies as if they were combined throughout the prior period. In addition, each of these measures excludes prior period revenue associated with divested businesses. The exclusion of the prior period revenue is to present the results of the divested businesses within the results of the combined company for the same period of time in both the prior and current periods. Blackbaud believes this presentation provides a more comparable representation of its current business’ organic revenue growth and revenue run-rate.
Rule of 40 is defined as non-GAAP organic revenue growth plus non-GAAP adjusted EBITDA margin. Non-GAAP adjusted EBITDA is defined as GAAP net income plus interest, net; income tax provision (benefit); depreciation; amortization of intangible assets from business combinations; amortization of software and content development costs; stock-based compensation; employee severance; acquisition and disposition-related costs; restructuring and other real estate activities; Security Incident-related costs; and impairment of capitalized software development costs.

Blackbaud, Inc.
Consolidated Balance Sheets
(Unaudited)

(dollars in thousands, except per share amounts)	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$26,376	$31,251
Restricted cash	356,493	697,006
Accounts receivable, net of allowance of $6,204 and $6,907 at March 31, 2024 and December 31, 2023, respectively	96,097	101,862
Customer funds receivable	3,529	353
Prepaid expenses and other current assets	94,589	99,285
Total current assets	577,084	929,757
Property and equipment, net	96,074	98,689
Operating lease right-of-use assets	35,464	36,927
Software and content development costs, net	162,491	160,194
Goodwill	1,053,130	1,053,738
Intangible assets, net	565,008	581,937
Other assets	59,883	51,037
Total assets	$2,549,134	$2,912,279
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$48,863	$25,184
Accrued expenses and other current liabilities	75,271	64,322
Due to customers	358,836	695,842
Debt, current portion	19,302	19,259
Deferred revenue, current portion	360,355	392,530
Total current liabilities	862,627	1,197,137
Debt, net of current portion	1,020,520	760,405
Deferred tax liability	82,446	93,292
Deferred revenue, net of current portion	6,832	2,397
Operating lease liabilities, net of current portion	38,492	40,085
Other liabilities	4,163	10,258
Total liabilities	2,015,080	2,103,574
Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 180,000,000 shares authorized, 70,861,507 and 69,188,304 shares issued at March 31, 2024 and December 31, 2023, respectively; 51,624,243 and 53,625,440 shares outstanding at March 31, 2024 and December 31, 2023, respectively	71	69
Additional paid-in capital	1,184,338	1,203,012
Treasury stock, at cost; 19,237,264 and 15,562,864 shares at March 31, 2024 and December 31, 2023, respectively	(855,692)	(591,557)
Accumulated other comprehensive income (loss)	1,222	(1,688)
Retained earnings	204,115	198,869
Total stockholders’ equity	534,054	808,705
Total liabilities and stockholders’ equity	$2,549,134	$2,912,279

Blackbaud, Inc.
Consolidated Statements of Comprehensive Income (Loss)
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended March 31,
	2024	2023
Revenue
Recurring	$271,518	$252,748
One-time services and other	7,732	9,005
Total revenue	279,250	261,753
Cost of revenue
Cost of recurring	119,188	114,500
Cost of one-time services and other	7,018	8,612
Total cost of revenue	126,206	123,112
Gross profit	153,044	138,641
Operating expenses
Sales, marketing and customer success	50,865	54,385
Research and development	42,802	40,591
General and administrative	47,754	52,838
Amortization	904	774
Total operating expenses	142,325	148,588
Income (loss) from operations	10,719	(9,947)
Interest expense	(10,276)	(10,662)
Other income, net	3,347	2,007
Income (loss) before benefit for income taxes	3,790	(18,602)
Income tax benefit	(1,456)	(3,901)
Net income (loss)	$5,246	$(14,701)
Earnings (loss) per share
Basic	$0.10	$(0.28)
Diluted	$0.10	$(0.28)
Common shares and equivalents outstanding
Basic weighted average shares	52,052,370	52,132,999
Diluted weighted average shares	53,414,495	52,132,999
Other comprehensive income (loss)
Foreign currency translation adjustment	$(1,185)	$2,158
Unrealized gain (loss) on derivative instruments, net of tax	4,095	(10,692)
Total other comprehensive income (loss)	2,910	(8,534)
Comprehensive income (loss)	$8,156	$(23,235)

Blackbaud, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Three months ended March 31,
(dollars in thousands)	2024	2023
Cash flows from operating activities
Net income (loss)	$5,246	$(14,701)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	30,095	27,272
Provision for credit losses and sales returns	305	1,522
Stock-based compensation expense	33,570	29,925
Deferred taxes	(12,239)	9,245
Amortization of deferred financing costs and discount	349	500
Loss on disposition of business	1,561	—
Other non-cash adjustments	—	(215)
Changes in operating assets and liabilities, net of acquisition and disposal of businesses:
Accounts receivable	3,844	1,139
Prepaid expenses and other assets	(3,265)	(2,750)
Trade accounts payable	23,086	3,362
Accrued expenses and other liabilities	7,912	(15,931)
Deferred revenue	(25,845)	(17,562)
Net cash provided by operating activities	64,619	21,806
Cash flows from investing activities
Purchase of property and equipment	(261)	(1,364)
Capitalized software and content development costs	(13,070)	(13,967)
Net cash used in disposition of business	(1,179)	—
Net cash used in investing activities	(14,510)	(15,331)
Cash flows from financing activities
Proceeds from issuance of debt	339,800	92,600
Payments on debt	(79,343)	(75,403)
Employee taxes paid for withheld shares upon equity award settlement	(52,723)	(31,417)
Change in due to customers	(336,578)	(337,159)
Change in customer funds receivable	(3,197)	(1,859)
Purchase of treasury stock	(262,596)	—
Net cash used in financing activities	(394,637)	(353,238)
Effect of exchange rate on cash, cash equivalents and restricted cash	(860)	986
Net decrease in cash, cash equivalents and restricted cash	(345,388)	(345,777)
Cash, cash equivalents and restricted cash, beginning of period	728,257	733,931
Cash, cash equivalents and restricted cash, end of period	$382,869	$388,154
The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the consolidated balance sheets that sum to the total of the same such amounts shown above in the consolidated statements of cash flows:

(dollars in thousands)	March 31, 2024	December 31, 2023
Cash and cash equivalents	$26,376	$31,251
Restricted cash	356,493	697,006
Total cash, cash equivalents and restricted cash in the statement of cash flows	$382,869	$728,257

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended March 31,
	2024	2023
GAAP Revenue	$279,250	$261,753

GAAP gross profit	$153,044	$138,641
GAAP gross margin	54.8%	53.0%
Non-GAAP adjustments:
Add: Stock-based compensation expense	3,774	3,954
Add: Amortization of intangibles from business combinations	14,663	13,111
Add: Employee severance	—	743
Subtotal	18,437	17,808
Non-GAAP gross profit	$171,481	$156,449
Non-GAAP gross margin	61.4%	59.8%

GAAP income (loss) from operations	$10,719	$(9,947)
GAAP operating margin	3.8%	(3.8)%
Non-GAAP adjustments:
Add: Stock-based compensation expense	33,570	29,925
Add: Amortization of intangibles from business combinations	15,567	13,885
Add: Employee severance	—	4,322
Add: Acquisition and disposition-related costs	2,255	619
Add: Security Incident-related costs(1)	10,323	17,783
Subtotal	61,715	66,534
Non-GAAP income from operations	$72,434	$56,587
Non-GAAP operating margin	25.9%	21.6%

GAAP income (loss) before benefit for income taxes	$3,790	$(18,602)
GAAP net income (loss)	$5,246	$(14,701)

Shares used in computing GAAP diluted earnings (loss) per share	53,414,495	52,132,999
GAAP diluted earnings (loss) per share	$0.10	$(0.28)

Non-GAAP adjustments:
Less: GAAP income tax benefit	(1,456)	(3,901)
Add: Total non-GAAP adjustments affecting income from operations	61,715	66,534
Non-GAAP income before provision for income taxes	65,505	47,932
Assumed non-GAAP income tax provision(2)	16,049	9,586
Non-GAAP net income	$49,456	$38,346

Shares used in computing non-GAAP diluted earnings per share	53,414,495	53,171,410
Non-GAAP diluted earnings per share	$0.93	$0.72

(1)Includes Security Incident-related costs incurred during the three months ended March 31, 2024 of $10.3 million, which includes approximately $7.0 million for recorded liabilities for loss contingencies, and during the three months ended March 31, 2023 of $17.8 million, which included approximately $10.2 million in recorded aggregate liabilities for loss contingencies. Recorded expenses consisted primarily of payments to third-party service providers and consultants, including legal fees, as well as settlements of customer claims, negotiated settlements and accruals for certain loss contingencies. Not included in this adjustment were costs associated with enhancements to our cybersecurity program. For full year 2024, we currently expect pre-tax expenses of approximately $5 million to $10 million and cash outlays of approximately $8 million to $13 million for ongoing legal fees related to the Security Incident. Not included in these ranges are our previous settlements or current accruals for loss contingencies related to the matters discussed below. In line with our policy, legal fees are expensed as incurred. As of March 31, 2024, we have recorded approximately $8.5 million in aggregate liabilities for loss contingencies based primarily on recent negotiations with certain customers and governmental agencies related to the Security Incident that we believe we can reasonably estimate. It is reasonably possible that our estimated or actual losses may change in the near term for those matters and be materially in excess of the amounts accrued, but we are unable at this time to reasonably estimate the possible additional loss. There are other Security Incident-related matters, including customer claims, customer constituent class actions and governmental investigations, for which we have not recorded a liability for a loss contingency as of March 31, 2024 because we are unable at this time to reasonably estimate the possible loss or range of loss. Each of these matters could, separately or in the aggregate, result in an adverse judgment, settlement, fine, penalty or other resolution, the amount, scope and timing of which we are currently unable to predict, but could have a material adverse impact on our results of operations, cash flows or financial condition.
(2)Beginning in 2024, we now apply a non-GAAP effective tax rate of 24.5% when calculating non-GAAP net income and non-GAAP diluted earnings per share. For the three months ended March 31, 2023, the tax impact related to non-GAAP adjustments is calculated under our historical non-GAAP effective tax rate of 20.0%.

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (continued)
(Unaudited)

(dollars in thousands)	Three months ended March 31,
	2024	2023
GAAP revenue	$279,250	$261,753
GAAP revenue growth	6.7%
Less: Non-GAAP revenue from divested businesses(1)	—	(646)
Non-GAAP organic revenue(2)	$279,250	$261,107
Non-GAAP organic revenue growth	6.9%

Non-GAAP organic revenue(2)	$279,250	$261,107
Foreign currency impact on non-GAAP organic revenue(3)	(911)	—
Non-GAAP organic revenue on constant currency basis(3)	$278,339	$261,107
Non-GAAP organic revenue growth on constant currency basis	6.6%

GAAP recurring revenue	$271,518	$252,748
GAAP recurring revenue growth	7.4%
Less: Non-GAAP recurring revenue from divested businesses(1)	—	—
Non-GAAP organic recurring revenue(2)	$271,518	$252,748
Non-GAAP organic recurring revenue growth	7.4%

Non-GAAP organic recurring revenue(2)	$271,518	$252,748
Foreign currency impact on non-GAAP organic recurring revenue(3)	(868)	—
Non-GAAP organic recurring revenue on constant currency basis(3)	$270,650	$252,748
Non-GAAP organic recurring revenue growth on constant currency basis	7.1%
(1)Non-GAAP revenue from divested businesses excludes revenue associated with divested businesses. The exclusion of the prior period revenue is to present the results of the divested business with the results of the combined company for the same period of time in both the prior and current periods.
(2)Non-GAAP organic revenue and non-GAAP organic recurring revenue for the prior year periods presented herein may not agree to non-GAAP organic revenue and non-GAAP organic recurring revenue presented in the respective prior period quarterly financial information solely due to the manner in which non-GAAP organic revenue growth and non-GAAP organic recurring revenue growth are calculated.
(3)To determine non-GAAP organic revenue growth and non-GAAP organic recurring revenue growth on a constant currency basis, revenues from entities reporting in foreign currencies were translated to U.S. Dollars using the comparable prior period's quarterly weighted average foreign currency exchange rates. The primary foreign currencies creating the impact are the Australian Dollar, British Pound, Canadian Dollar and Euro.

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (continued)
(Unaudited)

(dollars in thousands)	Three months ended March 31,
	2024	2023
GAAP net income (loss)	$5,246	$(14,701)
Non-GAAP adjustments:
Add: Interest, net	8,228	9,426
Less: GAAP income tax benefit	(1,456)	(3,901)
Add: Depreciation	3,075	3,336
Add: Amortization of intangibles from business combinations	15,567	13,885
Add: Amortization of software and content development costs(1)	12,090	10,606
Subtotal	37,504	33,352
Non-GAAP EBITDA	$42,750	$18,651
Non-GAAP EBITDA margin(2)	15.3%

Non-GAAP adjustments:
Add: Stock-based compensation expense	33,570	29,925
Add: Employee severance	—	4,322
Add: Acquisition and disposition-related costs(3)	2,255	619
Add: Security Incident-related costs(3)	10,323	17,783
Subtotal	46,148	52,649
Non-GAAP adjusted EBITDA	$88,898	$71,300
Non-GAAP adjusted EBITDA margin(4)	31.8%

Rule of 40(5)	38.7%

Non-GAAP adjusted EBITDA	88,898	71,300
Foreign currency impact on Non-GAAP adjusted EBITDA(6)	(415)	1,297
Non-GAAP adjusted EBITDA on constant currency basis(6)	$88,483	$72,597
Non-GAAP adjusted EBITDA margin on constant currency basis	31.8%

Rule of 40 on constant currency basis(7)	38.4%
(1)Includes amortization expense related to software and content development costs, and amortization expense from capitalized cloud computing implementation costs.
(2)Measured by GAAP revenue divided by non-GAAP EBITDA.
(3)See additional details in the reconciliation of GAAP to Non-GAAP operating income above.
(4)Measured by non-GAAP organic revenue divided by non-GAAP adjusted EBITDA.
(5)Measured by non-GAAP organic revenue growth plus non-GAAP adjusted EBITDA margin. See Non-GAAP organic revenue growth table above.
(6)To determine non-GAAP adjusted EBITDA on a constant currency basis, non-GAAP adjusted EBITDA from entities reporting in foreign currencies were translated to U.S. Dollars using the comparable prior period's quarterly weighted average foreign currency exchange rates. The primary foreign currencies creating the impact are the Australian Dollar, British Pound, Canadian Dollar and Euro.
(7)Measured by non-GAAP organic revenue growth on constant currency basis plus non-GAAP adjusted EBITDA margin on constant currency basis.

(dollars in thousands)	Three months ended March 31,
	2024	2023
GAAP net cash provided by operating activities	$64,619	$21,806
GAAP operating cash flow margin	23.1%	8.3%
Non-GAAP adjustments:
Less: purchase of property and equipment	(261)	(1,364)
Less: capitalized software and content development costs	(13,070)	(13,967)
Non-GAAP free cash flow	$51,288	$6,475
Non-GAAP free cash flow margin	18.4%	2.5%
Non-GAAP adjustments:
Add: Security Incident-related cash flows	2,028	9,223
Non-GAAP adjusted free cash flow	$53,316	$15,698
Non-GAAP adjusted free cash flow margin	19.1%	6.0%